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                                                                     EXHIBIT 2.2

                               AMENDMENT NO. 1 TO
                      PLAN OF TAX-FREE ORGANIZATION UNDER
                              SECTION 368(a)(1)(C)
                          OF THE INTERNAL REVENUE CODE
                                 AND AGREEMENT

        This Amendment No. 1 ("Amendment"), dated June 14, 1996, amends the Plan of Tax-Free Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement ("Agreement") made and entered into as of the 15th day of March, 1996, by and among Shoney's, Inc., a Tennessee corporation, ("Shoney's"), TPI Restaurants Acquisition Corporation, a Tennessee corporation ("TPAC"), and TPI Enterprises, Inc., a New Jersey corporation ("Enterprises").

        WHEREAS, the parties mutually desire to extend the Termination Date, as that term is used in the Agreement, from June 30, 1996 to August 30, 1996;

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, Shoney's, TPAC and Enterprises agree as follows:

        Amendment to ARTICLE 1. The definition of "Termination Date" appearing in ARTICLE 1 of the Agreement is hereby amended to read in its entirety as follows:

                   "Termination Date" means August 30, 1996.

        Reaffirmation of Other Terms and Conditions. Except as modified by this Agreement, all other terms and conditions of the Agreement, as in effect prior to the execution of this Amendment, shall remain in full force and effect and the same are hereby reaffirmed and ratified as if fully set forth herein.

        IN WITNESS WHEREOF, Shoney's, Enterprises and TPAC have caused this Amendment No. 1 to the Agreement to be signed by their respective officers thereunto duly authorized, on this 14th day of June, 1996.

                                   TPI ENTERPRISES, INC.


                                      By: /s/ J. Gary Sharp
                                         -----------------------------------
                                         J. Gary Sharp, President and CEO

                                      SHONEY'S INC.


                                      By: /s/ W. Craig Barber
                                         -----------------------------------
                                         W. Craig Barber, Senior Executive
                                          Vice President and Chief Financial
                                          Officer

                                      TPI RESTAURANTS ACQUISITION CORP.


                                      By: W. Craig Barber
                                         -----------------------------------
                                         W. Craig Barber, Vice President